Exhibit 10.3

PLEDGE AGREEMENT

June 3, 2005

This Agreement is made by and among:

Dreams, Inc. (the “Lead Borrower”), a Utah corporation with its principal executive offices at 2 South University Drive, Suite 325, Plantation, Florida 33324; Dreams Franchise Corporation, a California corporation with its principal executive offices at 2 South University Drive, Suite 325, Plantation, Florida 33324 (“DFC”); Dreams Retail Corporation, a Florida corporation with its principal executive offices at 2 South University Drive, Suite 325, Plantation, Florida 33324 (“DRC”) (Lead Borrower, DFC, and DRC are hereinafter collectively the “Borrowers”)

and of

Warren Greene, an individual having an address of                     , (the “Third Party Pledgor” and together with the Borrowers, hereinafter singly the “Pledgor” and collectively the “Pledgors”)

to

LaSalle Business Credit LLC, as Agent for Standard Federal Bank National Association, acting through its division, LaSalle Retail Finance (the “Lender”) with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184

W I T N E S S E T H

1.	To secure the prompt, punctual, and faithful performance of all and each of the Liabilities of the Borrowers to the Lender, the Pledgors each hereby grant to the Lender a security interest in and to, and assign, pledge, and deliver to the Lender the property set forth on Schedule A hereto, and all products, proceeds, substitutions, additions, dividends, and other distributions (including, without limitation, stock splits) in respect thereof and all books, records, and papers relating to the foregoing (all of which is referred to hereinafter as the “Collateral”).

2.	The Pledgors each represent that the Collateral is held and owned by such party, free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges is fully paid for and non-assessable, and is not subject to any restrictions to its free transferability and sale to the public, except in each case as may arise under applicable federal or state securities or other laws.

3.	The Pledgors shall each:

(a)	Execute all such instruments, documents, and papers, and will do all such acts as the Lender may reasonably request from time to time to carry into effect the provisions and intent of this Agreement, including, without limitation, the execution of stop transfer orders, transfer powers, the providing of notifications in connection with book entry securities or general intangibles, and the providing of instructions to the issuers of uncertificated securities and will do all such other acts as the Lender may reasonably request with respect to the perfection and protection of the security interest granted herein and the assignment effected hereby.

(b)	Keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges.

(c)	Deliver to the Lender, if and when received by any Pledgor, any item representing, evidencing, or constituting any of the Collateral or proceeds of the Collateral.

(d)	Upon the request of the Lender, cause the issuer of any uncertificated securities comprising any of the Collateral to issue certificates with respect thereto.

(e)	Upon the request of the Lender, following an Event of Default cause certificated securities evidencing or consisting of any of the Collateral to be issued in the name of the Lender, as pledgee.

(f)	Not cause or permit any of the Collateral presently evidenced by a written certificate to be converted to uncertificated form.

(g)	Not exercise any right with respect to the Collateral which would dilute or otherwise similarly adversely affect the Lender’s rights in the Collateral.

(h)	Not file any affidavit for replacement of lost certificate with respect to any of the Collateral.

(i)	Except as permitted under the Loan Agreement, not vote the Collateral in favor of or consent to any resolution which might:

(i)	Impose any restrictions upon the sale, transfer, or disposition of the Collateral by the Lender.

(ii)	Result in the issuance of any additional shares of stock of any class, except if issued to a Borrower and the Borrower pledges the additional shares to the Lender.

(iii)	Vest additional powers, privileges, preferences, or priorities to any class of stock other than the Collateral, unless such stock is pledged to the Lender.

4.	Upon the occurrence of any Event of Default (defined below) any and all Liabilities shall become immediately due and payable at the option of the Lender and without notice or demand, in addition to which the Lender may exercise the Lender’s rights and remedies upon default.

5.	On the occurrence of any Event of Default and at any time thereafter, the Lender shall have, with respect to the Collateral, all of the rights and remedies of a secured party upon default under the Massachusetts Uniform Commercial Code, in addition to which the Lender may sell or otherwise dispose of the Collateral (including, without limitation, the exercise of conversion rights with respect to any of the Collateral which consists of convertible securities) for application towards (but not necessarily in complete satisfaction of) the Liabilities.

(a)	Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall give the Pledgors such notice as may be practicable under the circumstances), the Lender shall give the Pledgors at least the greater of the minimum notice required by law or ten (10) days’ prior written notice of the date, time, and place of any public sale thereof or of the time after which any private sale or any other intended disposition is to be made.

(b)	The Pledgors each acknowledge that any exercise by the Lender of the Lender’s rights upon default may be subject to compliance by the Lender with any statute, regulation, ordinance, directive, or order of any federal, state, municipal, or other governmental authority, and impose, without limitation, any of the foregoing restricting the sale of securities. The Lender, in its sole discretion at any such sale, may restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the persons making such purchases represent and agree, to the satisfaction of the Lender, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.

(c)	The proceeds of any disposition of any sale of the Collateral held pursuant to the within Agreement shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion, any statute, custom, or usage to the contrary notwithstanding. The Pledgors shall remain liable to the Lender for any deficiency remaining following such application as to any Liabilities of any Pledgor.

6.	The Pledgors each hereby designate the Lender as and for the attorney-in-fact of such Pledgor, effective following the occurrence of any Event of Default, to: endorse in favor of the Lender, as Pledgee, any of the Collateral; cause the transfer of any of the Collateral in and to such name as the Lender, may from time to time, determine; and cause the issuance of certificates for book entry and/or uncertificated securities. The Lender may take such action with respect to the Collateral as the Lender may reasonably determine to be necessary to protect and preserve its interest in the Collateral, provided, however, the Lender shall have no right to exercise any voting rights available to holders of the Collateral at any time that the Collateral is held by the Lender as pledgee hereunder, whether or not an Event of Default has occurred. The within designation, being coupled with an interest, is irrevocable until the within agreement is terminated by a written instrument executed by a duly authorized officer of the Lender and shall not be affected by subsequent disability or incapacity of any Pledgor. The Lender shall not be liable for any act or omission to act pursuant to this Agreement except for any act or omission to act as to which there is a final determination is made in a judicial proceeding (in which the Lender has had an opportunity to be heard), which determination includes a finding that the Lender had acted in a grossly negligent manner, or in actual bad faith, or had engaged in willful misconduct.

7.	The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the “Lender’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender’s Rights and Remedies. No waiver by the Lender of any of the Lender’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender’s Rights and Remedies and all of the Lender’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

8.	As used herein, the following terms have the following meanings:

“Lender”: is defined in the Preamble.

“Lender’s Rights and Remedies”: is defined in Section 7.

“Collateral”: is defined in Section 1.

“Loan Agreement”: The Loan and Security Agreement of even date herewith between the Lender and the Borrowers referenced above, in addition to other Borrowers as defined the Loan Agreement, as may be amended from time to time hereafter. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

9.	Each Pledgor:

(a)	Waives:

(i)	Presentment, demand, notice, and protest with respect to the Liabilities and the Collateral.

(ii)	Any delay on the part of Lender.

(iii)	To the extent permitted by law, the right to notice and/or hearing prior to the Lender’s exercising of the Lender’s Rights and Remedies.

(b)	Assents to any indulgence or waiver which the Lender may grant or give any other person liable or obliged to the Lender for or on the Liabilities.

(c)	Authorizes the Lender to alter, amend, cancel, waive, or modify any term or condition of the obligations of any other person liable or obligated to the Lender for or on the account of the Liabilities.

(d)	Agrees that no release of any other property securing the Liabilities shall affect the rights of the Lender with respect to the Collateral.

10.	Upon final payment and performance in full of the Liabilities in accordance with the terms and provisions of the Loan Agreement, and the termination of any obligation of Lender to provide loans or other advances under the Loan Agreement, this Agreement shall terminate and the Lender at each Pledgor’s request and expense shall return such Collateral in the possession or control of the Lender as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Lender hereunder.

11.	The Lender shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

12.	This Agreement shall be binding upon each Pledgor and upon its representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.

13.	The within Agreement incorporates all discussions and negotiations between the parties concerning the matters included therein. No such discussions and negotiations, nor any custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Pledgors of any person’s having failed to observe and comply with any warranty or covenant included herein shall constitute a waiver of such warranty or covenant or the amendment of the subject provision.

14.	The Pledgors may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of the within Agreement shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver.

15.	This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

16.	This Agreement, and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Massachusetts. All legal matters which relate to the relationship contemplated by the Loan Documents may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender’s discretion. The Pledgors submit to the jurisdiction of said courts.

17.	The Pledgors shall indemnify, defend, and hold the Lender and any agent, employee, officer, or representative of the Lender, harmless of and from any claim (other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender has had an opportunity to be heard), which determination includes a finding that the Lender had acted in a grossly negligent manner or in bad faith) brought or threatened against the Lender or any such person so indemnified by any person (as well as from attorneys’ reasonable fees and reasonable expenses in connection therewith) on account of the Lender’s relationship with the Pledgors, the Borrower, or any other person obligated on account of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Lender with counsel of the Lender’s selection, but at the expense of the Pledgors and the Borrowers, and subject to the Lender’s consultation with the Pledgors prior to any settlement). This indemnification shall survive payment of the Liabilities, and/or any termination, release, or discharge executed by the Lender in favor of the Pledgors or the Borrowers.

18.	It is intended that the within Agreement take effect as a sealed instrument.

[Signature page follows]

The Pledgors:

DREAMS, INC.

By:
Name:
Title:

DREAMS FRANCHISE CORPORATION

By:
Name:
Title:

DREAMS RETAIL CORPORATION

By:
Name:
Title:

WARREN GREENE, an individual